Exhibit 99.1

THIS ANNOUCEMENT CONTAINS INSIDE INFORMATION

VAALCO ENERGY, INC. DECLARES INCREASED DIVIDEND AND PROVIDES OPERATIONAL UPDATE

HOUSTON – February 14, 2023 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO” or the “Company”) announced today that the Company has increased its quarterly cash dividend to $0.0625 per share of common stock for the first quarter of 2023 ($0.25 annualized), which is payable March 31, 2023, to stockholders of record at the close of business on March 24, 2023. The Company also provided an operational update including fourth quarter production, sales and capital spending.

Highlights

●	Increased quarterly cash dividend by 92% to $0.0625 per share of common stock for the first quarter of 2023 ($0.25 annualized), from $0.0325 per share ($0.13 annualized) in 2022;
●	Paid $9.3 million in dividends to shareholders in 2022;
●	Returned additional $6 million to shareholders through share buybacks from initiation of program in November 2022 through February 9, 2023;
●	Reported fourth quarter 2022 production of approximately 18,175 working interest (“WI”) barrels of oil equivalent (“BOEPD”) or about 14,200 net revenue interest (“NRI”) BOEPD;
o

Production was within VAALCO’s fourth quarter 2022 guidance range and was positively impacted by strong Egypt production but offset by delayed Gabon well timing and related lower-than-expected flow rates, as well as weather and operational delays impacting well tie-ins in Canada;

o	Production by area for the fourth quarter of 2022:
■	Egypt: Approximately 8,850 WI BOEPD or 5,975 NRI BOEPD;
■	Gabon: Approximately 7,075 WI BOEPD or 6,150 NRI BOEPD;
■	Canada: Approximately 2,250 WI BOEPD or 2,075 NRI BOEPD;
●	Raised full year 2022 production by 43% year-over-year to approximately 10,150 NRI BOEPD;
●	Generated significant cash flow in 2022 that fully funded record capital investment and shareholder returns;
●

Fourth quarter 2022 capital spending totaled approximately $55 million (subject to final reconciliation and audit), modestly above the guidance range, primarily due to increased costs in Gabon related to the completion of the Floating, Storage and Offloading vessel (“FSO”) installation and field reconfiguration project at Etame and completion of the drilling program;

●	In Gabon, the North Tchibala 2H-ST is naturally flowing with no produced water at about 250 gross barrels of oil per day (“BOPD”) and stable reservoir pressure indicating minimal depletion;
●	Drilling programs continue in Canada and Egypt in the first quarter of 2023; and
●	The first horizontal well in Egypt has been successfully drilled and completion equipment is being mobilized to site.

George Maxwell, Chief Executive Officer, commented, “We have continued to execute on our strategic vision focused on sustainable free cash flow generation, solid operational and financial results, and maintaining a strong balance sheet. This vision helps us to maximize our ability to return meaningful value to our shareholders. In 2022, through dividends and share buybacks, we returned over $12 million in cash to our shareholders. As we have indicated in the past, we are now nearly doubling our quarterly dividend to $0.0625 per share, or $0.25 per share annually, from $0.13 per share. Based on where our stock is currently trading, this would give a dividend yield of over 5%, which is compelling in today’s market. This dividend, when coupled with the planned share buyback, would be a yield at the current share price of about 9% to our shareholders in 2023. When this is combined with the capital appreciation we aim to deliver through our operational activity, the result is a strong investment proposition.

We reported solid production results in the fourth quarter of 2022 from a diversified portfolio of assets across three producing countries. We had strong operating results from Egypt that were offset by some tie in delays in Canada and the timing of production following the FSO conversion as well as the lower results from the North Tchibala 2H-ST well in Gabon. The 2H-ST well production is lower than expected as the reservoir’s permeability in this deeper Dentale formation was less than expected. However, the well is flowing naturally, there is no produced water and the pressure data indicates no evidence of depletion. We expect production to remain stable with minimal declines moving forward. While the last two wells in our 2021/2022 drilling program have not performed to our expectations, the overall drilling campaign at Gabon was a success as the initial two wells were highly successful and exceeded our predrill estimates. The program has materially increased production and extended the economic life of the Etame field, thereby fulfilling the primary objectives of this campaign. We forecast the total drilling program at Etame will achieve pay back later in 2023 and have strong overall economics, demonstrating the strong cash flow profile generated from this quality asset.

We are continuing to integrate the TransGlobe (“TGA”) team and assets into VAALCO. The combination has given us the ability to diversify our production portfolio and increase our cash flow which will continue to be key to our success moving forward. We have also achieved the first tranche of synergies related to the acquisition. We now have a streamlined management team and Board and have captured the savings from delisting TGA and eliminating other related duplicative public company costs. We continue to rationalize our operational and G&A costs in 2023 as we look to attain additional synergies. We plan to review our 2022 financial and operational results in greater detail, as well as provide our outlook for an exciting 2023 with full year and first quarter guidance during our year-end 2022 conference call in March. We have premier assets in Gabon, Egypt and Canada generating strong operational results, which, coupled with continued strong commodity pricing, allow us to generate significant cash flow. We remain focused on adding value through drilling campaigns, complementary acquisitions and returning meaningful cash to our shareholders.”

Dividend and Share Buyback Update

VAALCO paid a quarterly cash dividend of $0.0325 per share of common stock for the fourth quarter of 2022 on December 22, 2022. The Company has increased its 2023 quarterly cash dividend by 92% to $0.0625 per share of common stock for the first quarter of 2023 ($0.25 annualized), to be paid on March 31, 2023 to stockholders of record at the close of business on March 24, 2023.

On November 1, 2022, VAALCO announced that its newly expanded Board of Directors formally ratified and approved a share buyback program. The plan provides for an aggregate purchase of currently outstanding common stock of up to $30 million. Payment for shares repurchased under the program will be funded using the Company's cash on hand and cash flow from operations. The Board also directed management to implement a Rule 10b5-1 trading plan to facilitate share purchases through open market purchases, privately negotiated transactions, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934.

2022 Production and Capital Spending Summary

Production during the fourth quarter of 2022 was approximately 18,175 BOEPD WI, or 14,200 BOEPD NRI. Additionally, production for the full year of 2022 was approximately 12,150 BOEPD WI, or 10,150 BOEPD NRI, an increase of 43% compared to 2021.

Capital spending for the fourth quarter of 2022 was approximately $55 million. For the full year of 2022, VAALCO invested approximately $175 million in net capital expenditures. This included a successful 2021/2022 drilling program and a transformational FSO conversion and Etame full field reconfiguration project. The 2021/2022 drilling program included two highly successful Gamba wells, two Dentale wells and two workovers. The overall drilling campaign successfully added meaningful production, increased the cost recovery base, and extended the overall field life at Etame with an expected IRR of over 100%. The FSO project will materially lower operating costs at Etame compared to the previous FPSO agreement. The new FSO will reduce storage and offloading costs by almost 50%, increase effective capacity for storage by over 50% and lead to an extension of the economic field life, resulting in a corresponding increase in recovery and reserves at Etame.

Fourth quarter capital spend also included drilling in Egypt and Canada. These drilling campaigns have continued into 2023 with additional drilling and completion activities occurring in the first quarter of 2023.

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, USA based, independent energy company with production, development and exploration assets in Africa and Canada.

Following its business combination with TransGlobe in October 2022, VAALCO owns a diverse portfolio of operated production, development and exploration assets across Gabon, Egypt, Equatorial Guinea and Canada.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks	VAALCO@buchanan.uk.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements relating to (i) VAALCO’s ability to realize the anticipated benefits and synergies expected from the business combination with TGA; (ii) estimates of future drilling, production and sales of crude oil and natural gas; (iii) expectations of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies; (iv) expectations regarding VAALCO’s ability to effectively integrate assets and properties it acquired as a result of the business combination with TGA into its operations; (v) the amount and timing of stock buybacks, if any, under VAALCO’s stock buyback program and VAALCO’s ability to enhance stockholder value through such plan; (vi) expectations regarding future exploration and the development, growth and potential of VAALCO’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; (vii) expectations regarding future investments or divestitures; (viii) expectations of future dividends, buybacks and other potential returns to stockholders; (ix) expectations of future balance sheet strength; (x) expectations of future equity and enterprise value; (xi) expectations of the continued listing of VAALCO’s common stock on the NYSE and LSE and (xii) VAALCO’s ability to finalize documents and effectively execute the POD for the Venus development in Block P.

Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to any unforeseen liabilities of VAALCO or TGA; the tax treatment of the business combination in the United States and Canada; declines in oil or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the right of host governments in countries where we operate to expropriate property and terminate contracts (including the Etame production sharing contract and the Block P production sharing contract) for reasons of public interest, subject to reasonable compensation, determinable by the respective government in its discretion; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of asses to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; the risk that the business combination with TGA may not increase VAALCO’s relevance to investors in the international E&P industry, increase capital market access through scale and diversification or provide liquidity benefits for stockholders; and other risks described under the caption “Risk Factors” in VAALCO’s 2021 Annual Report on Form 10-K filed with the SEC on March 11, 2022, VAALCO’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022 and June 30, 2022 and in VAALCO’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 30, 2022.

Dividends beyond the first quarter of 2023 have not yet been approved or declared by the Board of Directors for VAALCO. The declaration and payment of future dividends and the terms of share buybacks remains at the discretion of the Board of Directors of VAALCO and will be determined based on VAALCO’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board of Directors of VAALCO. The Board of Directors of VAALCO reserves all powers related to the declaration and payment of dividends and the terms of share buybacks. Consequently, in determining the dividend to be declared and paid on VAALCO common stock or the terms of share buybacks, the Board of Directors of VAALCO may revise or terminate the payment level or buyback terms at any time without prior notice. “Yields” with respect to dividends and the buyback program in this release are forecasts of total cash to be paid for shares in the buyback program, plus total cash to be paid in the form of dividends, and are extrapolations based on the number of shares of Common Stock issued and outstanding as of February 8, 2023, which was 107,928,041, and the share price as of such date.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Matthew Powers, Corporate Secretary of VAALCO.